Exhibit 10.1

October 3, 2019

Bespoke Extracts, Inc.

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

Ladies and Gentlemen:

I hereby exchange $24,000 of accrued but unpaid compensation owed to me by Bespoke Extracts, Inc. (the “Company”) in exchange for 1 newly created share of Series B Preferred Stock of the Company, such exchange to be effective upon the Company’s filing of the Certificate of Designation of Series B Preferred Stock with the Secretary of State of Nevada.

Very truly yours,

/s/ Niquana Noel
Niquana Noel

Acknowledged and agreed:

Bespoke Extracts, Inc.

By:	/s/ Niquana Noel
Name:	Niquana Noel
Title:	Chief Executive Officer